As filed with the Securities and Exchange Commission on February 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SESEN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2025616
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification
incorporation or organization)	Code Number)	Number)

245 First Street, Suite 1800

Cambridge, MA 02142

(617) 444-8550

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Cannell, D.V.M.
President and Chief Executive Officer
Sesen Bio, Inc.

245 First Street, Suite 1800

Cambridge, MA 02142

(617) 444-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams	Steven Kelly	Brian A. Johnson
Tiffany Posil	President and Chief Executive Officer	Hal J. Leibowitz
Jessica A. Bisignano	CARISMA Therapeutics Inc.	Christopher D. Barnstable-Brown
Hogan Lovells US LLP	3675 Market Street, Suite 200	Wilmer Cutler Pickering Hale and Dorr LLP
1735 Market Street, 23rd Floor	Philadelphia, PA 19104	7 World Trade Center
Philadelphia, PA 19103	(267) 491-6422	250 Greenwich Street
(267) 675-4600		New York, NY 10007
(212) 230-8800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-267891

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-267891) (the “Prior Registration Statement”), which was declared effective on January 19, 2023, Sesen Bio, Inc., a Delaware corporation (“Sesen Bio”) registered an aggregate of 440,794,480 shares of its common stock, par value $0.001 per share (the “Common Stock”), and paid an aggregate fee of $0.06. Sesen Bio is filing this Registration Statement on Form S-4 (this “Registration Statement”) pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register 180,443,631 additional shares of Common Stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger and Reorganization dated as of September 20, 2022, by and among Sesen Bio, Seahawk Merger Sub, Inc. and CARISMA Therapeutics Inc., as amended by the First Amendment to Agreement and Plan of Merger and Reorganization dated as of December 29, 2022 and the Second Amendment to Agreement and Plan of Merger and Reorganization dated as of February 13, 2023. The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables set forth in Exhibit 107 as filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement and filed herewith.

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP as to the validity of shares of common stock to be issued to CARISMA Therapeutics Inc.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
23.2	Consent of KPMG LLP.
23.3	Consent of Ernst & Young, LLP.
24.1*	Power of Attorney.
99.1	Consent of SVB Securities LLC, financial advisor to Sesen Bio, Inc.
107	Filing Fee Table.

*	Previously filed with the registrant’s Registration Statement on Form S-4 (Registration No. 333-267891), as amended, which was initially filed with the Securities and Exchange Commission on October 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the town of Cambridge, Commonwealth of Massachusetts, on February 14, 2023.

SESEN BIO, INC.

By:	/s/ Thomas R. Cannell, D.V.M.
Name: Thomas R. Cannell, D.V.M.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Cannell, D.V.M.	Director, President and Chief Executive	February 14, 2023
Thomas R. Cannell, D.V.M.	Officer (Principal Executive Officer)

*	Chief Financial Officer (Principal	February 14, 2023
Monica Forbes	Financial Officer)

*	Corporate Controller (Principal	February 14, 2023
Elly Ryu	Accounting Officer)

*	Chair of the Board of Directors	February 14, 2023
Jay S. Duker, M.D.

*	Director	February 14, 2023
Carrie L. Bourdow

*	Director	February 14, 2023
Peter K. Honig, M.D.

*	Director	February 14, 2023
Michael A.S. Jewett, M.D.

*	Director	February 14, 2023
Jason A. Keyes

*	Thomas R. Cannell, by signing his name hereto, signs this Registration Statement on behalf of the officers and directors of the registrant above in front of whose name an asterisk appears pursuant to powers of attorney duly executed by such officers and directors and filed with the SEC.

By: /s/ Thomas R. Cannell, D.V.M.
Attorney-in-fact